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                                                                       EXHIBIT 5


                      [LYNCH, CHAPPELL & ALSUP LETTERHEAD]

                               December 4, 2000


Tom Brown, Inc.
508 W. Wall, Suite 500
Midland, Texas  79701

     Re: Tom Brown, Inc. 1994 Nonstatutory Stock Option Agreement and 1997 Nonstatutory Stock Option Agreement; Sale of up to 30,000 Shares of Common Stock

Gentlemen:

     We have acted as counsel to Tom Brown, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 30,000 shares of Common Stock, $.10 par value ("Common Stock"), of the Company pursuant to the exercise of stock options granted by the Company to consultants under the Company's general corporate powers (the "Plan"), as further described in a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (herein referred to as the "Registration Statement").

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Plan has been duly and validly authorized and adopted, and the 30,000 shares of Common Stock that may be issued and sold by the Company upon exercise of the stock options granted in connection with the Company's Plan will, upon issuance and delivery against payment therefor, be legally issued, fully paid and nonassessable.



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December 4, 2000
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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and to the statements made regarding our Firm and to the use of our name under the heading "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.


                                                     Very truly yours,

                                                     LYNCH, CHAPPELL & ALSUP,
                                                      a Professional Corporation


                                                     By:  /s/ Thomas W. Ortloff
                                                        ------------------------
                                                        Thomas W. Ortloff





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